EXHIBIT A
                           WESTBANK CORPORATION
                     1995 DIRECTORS' STOCK OPTION PLAN

1.   Name and Purpose.

     1.1 This plan is the 1995 WESTBANK CORPORATION DIRECTORS' STOCK OPTION PLAN (the "1995 Plan").

     1.2 The purposes of the 1995 Plan are to enhance the Corporation's ability to attract and retain highly qualified individuals to serve as members of the Corporation's Board of Directors and to provide additional incentives to Non-Employee Directors to promote the success of the Corporation. The 1995 Plan provides Non-Employee Directors of the Corporation an opportunity to purchase shares of the Stock of the Corporation pursuant to Options. Options granted under the 1995 Plan shall not constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1983, as amended.

     1.3 This 1995 Plan is intended to constitute a "formula plan" and the Non-Employee Directors are intended to be "disinterested administrators" of the 1985 Stock Option Plan for Key Employees, and any other stock option plan adopted by the Corporation or any of its subsidiaries for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2.   Definitions.

     For purposes of interpreting the 1995 Plan and related documents (including Stock Option Agreements), the following definitions shall apply:

     2.1 "Board" means the Board of Directors of the Corporation.

     2.2 "Corporation" means Westbank Corporation, a Massachusetts corporation.

     2.3 "Director" means a member of the Corporation's Board.

     2.4 "Effective Date" means the date the 1995 Plan was adopted by the Board, which date is February 15, 1995.

     2.5 "Exercise Price" means the Option Price multiplied by the number of shares of Stock purchased pursuant to exercise of an Option.

     2.6 "Expiration Date" means the tenth anniversary of the Grant Date, or, if earlier, the termination of the Option pursuant to
Section 4.2(c).

     2.7 "Fair Market Value" means the value of each share of Stock subject to the 1995 Plan determined as follows: If on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the National Association of Securities Dealers Automated Quotations System, or is publicly traded on an established securities market, the Fair Market Value of the Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or other determination date (or, if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day), or, if no sale of the Stock is reported for such trading, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such System or traded on such a market, Fair Market Value shall be determined by the Board in good faith.













     2.8 "Grant Date" means the date on which an Option takes effect pursuant to Section 7 of the 1995 Plan.

     2.9 "Non-Employee Director" means the member of the Corporation's Board who is not otherwise an officer or employee of the corporation or any of its subsidiaries.

     2.10 "Option" means any option to purchase one or more shares of Stock pursuant to the 1995 Plan.

     2.11 "Optionee" means a person who holds an Option under the 1995 Plan.

     2.12 "Option Period" means the period during which Options may be exercised as defined in Section 9.

     2.13 "Option Price" means the purchase price for each share of Stock subject to an Option.

     2.14 "1933 Act" means the Securities Act of 1933, as now in effect or as hereafter amended.

     2.15 "Stock" means the common stock, par value $2.00 per share, of the Corporation.

     2.16 "Stock Option Agreement" means the written agreement evidencing the grant of an Option hereunder.

     2.17 "Attendance Requirement" shall mean a Director's attendance at seventy-five percent (75%) or more of the aggregate of: (i) the total number of meetings of the Board of Westbank held during the twelve (12) full calendar months immediately preceding a Grant Date; and (ii) the total number of meetings held by all committees of the Board of Westbank on which the Director served during the twelve (12) full calendar months immediately preceding a Grant Date. Notwithstanding the above, however, a Director's failure to attend a meeting of the Board or a committee of the Board shall not be counted in determining the percentage of meetings attended by the Director if the Director presents to the Clerk of Westbank a letter which is signed by a physician licensed to practice medicine in any state and which states (under penalty of false statement) that the Director was unable to attend the meeting for bona fide medical reasons.

3.   Administration of the 1995 Plan.

     The 1995 Plan shall be administered by the Non-Employee Directors. The Non-Employee Directors' responsibilities under the 1995 Plan shall be limited to taking all legal actions necessary to document the Options provided herein, to maintain appropriate records and reports regarding those Options, and to take all acts authorized by this 1995 Plan.

4.   Stock Subject to the 1995 Plan.

     4.1 Subject to adjustments made pursuant to Section 4.2, the maximum number of shares of Stock which may be issued pursuant to the 1995 Plan shall not exceed 125,000. If any Option expires, terminates or is canceled for any reason before it is exercised in full, the shares of Stock that were subject to the unexercised portion of the Option shall be available for future Options granted under the 1995 Plan.

     4.2 (a) If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of other securities of the Corporation by reason of any recapitalization, reclassification, stock split, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the 1995 Plan, the number and kinds of shares for the purchase of which Options may be granted under the 1995 Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustments in outstanding Options shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of the Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share.











     (b) Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger or consolidation of the Corporation with one or more other corporations, any Option theretofore granted pursuant to the 1995 Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

     (c) Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the 1995 Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the 1995 Plan, the assumption of the Options theretofore granted, or for the substitution for such Options of new Options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the 1995 Plan (if applicable) and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the 1995 Plan and Options, each individual holding an Option shall have the right immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board in its sole discretion shall determine and designate, to exercise such Option to the extent that such Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

     (d) Adjustments under this Section 4.2 related to Stock or other securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

     (e) The grant of an Option pursuant to the 1995 Plan shall not affect or limit in any way the right of power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business assets.

5.   Eligibility.

     Eligibility under this 1995 Plan is limited to Non-Employee
Directors of the Corporation who have: (i) been a member of the Board of Directors of Westbank for at least twelve (12) months; and
(ii) satisfied the Attendance Requirements.

6.   The Option Price.

     The Option Price of the Stock covered by each Option granted under this 1995 Plan shall be the greater of the Fair Market Value or the par value of such Stock on the Grant Date. The Option Price shall be subject to adjustment as provide in Section 4.2 hereof.











7.   Number of Shares and Grant Dates.

     On the Effective Date, each eligible Non-Employee Director then serving on the Board shall be granted an Option to purchase 3,000 shares of Stock at the price and upon the other terms and conditions specified in the 1995 Plan. Thereafter, subject to the availability of shares, upon satisfying the eligibility requirements defined in
Section 5 of this 1995 Plan, each Non-Employee Director so elected or appointed shall be granted an option to purchase 3,000 shares of Stock, and on each anniversary of the Effective Date, each eligible Non-Employee Director, shall be granted under this 1995 Plan an Option to purchase 1,000 shares of Stock, at the price and upon the other terms and conditions specified in the 1995 Plan.

8.   Vesting of Options.

     Subject to the provisions of Section 9, Options shall be vested upon the respective Grant Date (but shall not be exercisable before approval of the 1995 Plan by stockholders).

9.   Option Period.

     An Option shall be exercisable only during the Option Period. The Option Period shall commence six months after the later of (i) the Grant Date or (ii) the date on which the 1995 Plan is approved by the stockholders of the Corporation and shall end at the close of business on the Expiration Date. Termination of the Optionee's status as a Director for any reason shall not cause an Option to terminate.

10.  Timing and Method of Exercise.

     Subject to the limitations of Sections 8 and 9, an Optionee may, at any time, exercise an Option with respect to all or any part of the shares of Stock then subject to such Option by giving the Corporation written notice of exercise, specifying the number of shares as to which the Option is being exercised. Such notice shall be addressed to the Clerk of the Corporation at its principal office, and shall be effective when actually received (by personal delivery, fax or other delivery) by the Clerk of the Corporation. Such notice shall be accompanied by an amount equal to the Exercise Price of such shares, in the form of any one or combination of the following: cash or cash equivalents, or shares of Stock valued at Fair Market Value in accordance with the 1995 Plan. If shares of Stock that are acquired by the Optionee through exercise of an Option or an option issued under an Other Plan are surrendered in payment of the Exercise Price of Options, the Stock surrendered in payment must have been (i) held by the Optionee for more than six months at the time of surrender, or (ii) acquired under an Option granted not less than six months prior to the time of surrender. However, payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Exercise Price.

11.  No Stockholder Rights under Option.

     No Optionee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

12.  Continuation of Service.

     Nothing in the 1995 Plan shall confer upon any person any right to continue to serve as a Director.













13.  Stock Option Agreement.

     Each Option granted pursuant to the 1995 Plan shall be evidenced by a written Stock Option Agreement notifying the Optionee of the grant incorporating the terms of this 1995 Plan. The Stock Option Agreement shall be executed by the Corporation and the Optionee.

14.  Withholding.

     The Corporation shall have the right to withhold, or require an Optionee to remit to the Corporation, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to exercise of Options. To the extent permissible under applicable tax, securities, and other laws, the Corporation may satisfy a tax withholding requirement by applying shares of Stock to which the Optionee is entitled as a result of the exercise of an Option to satisfy withholding requirements under this Section 14.

15.  Non-transferability of Options.

     Each Option granted pursuant to this 1995 Plan shall, during Optionee's lifetime, be exercisable only by Optionee, and neither the Option nor any right thereunder shall be transferable by the Optionee by operation of law or otherwise other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in Section 414(p)(1)(B) of the Internal Revenue Code of 1986, as amended and shall not be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

16.  Use of Proceeds.

     Cash proceeds realized from the sale of Stock pursuant to Options granted under the 1995 Plan shall constitute general funds of the Corporation.

17.  Adoption, Amendment, Suspension and Termination of the 1995 Plan.

     17.1 The 1995 Plan shall be effective as of the date of adoption by the Board, subject to approval of the 1995 Plan within one year of its adoption by the Board by the affirmative votes of the holders of a majority of the Stock of the Corporation present, or represented, and entitled to vote at a meeting duly held in accordance with applicable laws of the state of Massachusetts, provided, that upon approval of the 1995 Plan by the stockholders of the Corporation, all Options granted under the 1995 Plan on or after the Effective Date shall be fully effective as if the stockholders had approved the 1995 Plan on the Effective Date.

     17.2 Subject to the limitation of Section 17.4, the Board may at any time suspend or terminate the 1995 Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, the Board shall not amend the 1995 Plan in the following respects without the approval of stockholders then sufficient to approve the 1995 Plan in the first instance:

     (a) To materially increase the maximum number of shares of Stock that may be issued under the 1995 Plan.
     (b) To materially modify the requirements as to eligibility for participation in the 1995 Plan.
     (c) To materially modify the Option Price for any reason other than those listed in Section 4.2.

     17.3 No Option may be granted during any suspension or after the termination of the 1995 Plan, and no amendment, suspension or termination of the 1995 Plan shall without the Optionee's consent, alter or impair any rights or obligations under any Stock Option Agreement previously entered into under the 1995 Plan. This 1995 Plan shall terminate ten years after the Effective Date unless previously terminated pursuant to Section 4.2 or by the Board pursuant to this Section 17.











     17.4 Notwithstanding the provisions of Section 17.2, the formula provisions of this 1995 Plan shall not be amended more than once in any six-month period other than to comport with changes in the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974, if applicable, or the rules promulgated thereunder.

18.  Requirements of Law.

     18.1 The Corporation shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the 1933 Act, upon exercise of any Option, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Option, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to the Board that the holder of such Option may acquire such shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

     18.2 The intent of this 1995 Plan is to qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent any provision of the 1995 Plan or action by the 1995 Plan administrators does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative, to the extent permitted by law and deemed advisable by the 1995 Plan administrators, and shall not affect the validity of the 1995 Plan. In the event Rule 16b-3 is revised or replaced, the Board may exercise discretion to modify the 1995 Plan in any respect necessary to satisfy the requirements of the revised exemption or its replacement.

19.  Governing Law.

     The validity, interpretation and effect of this 1995 Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Massachusetts, other than the choice of law rules thereof.